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                                                                    Exhibit 20.5

  ANNUAL AGGREGATE CERTIFICATEHOLDERS STATEMENT
  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST SERIES 2001-1
  COVERING THE PERIOD BEGINNING JANUARY 1, 2002 AND ENDING
  DECEMBER 31, 2002

1.Investor Interest as of December 31, 2002
                    Class A                                      $   450,000,000.00
                    Class B                                           20,000,000.00
                    Collateral Interest Holder                        30,000,000.00
                                                                 ------------------
                    Total Investor Interest                      $   500,000,000.00

2.3- Month LIBOR as per reset dates:
                    March 13, 2002                                          2.00000%
                    June 13, 2002                                           1.88688%
                    September 12, 2002                                      1.82625%
                    December 12, 2002                                       1.41000%

3.Determination of Certificate Rates:
  a) Class A: 3-Month LIBOR plus 18 basis points
  b) Class B: 3-Month LIBOR plus 44 basis points
  c) Class C: As per Loan Agreement

4.Servicing Fee Rate                                                      0.50000%

5.Receivable Balances as of December 31, 2002
                    Aggregate Receivables                        $1,441,241,775.04
                    Finance Charge Receivables                   $   17,865,107.66
                    Principal Receivables                        $1,423,376,667.38

6.Annual Servicers' Fee                                          $    2,500,000.00

7.Aggregate Investor Default Amount                              $      627,280.26

8.Floating Investor Interest as of December 31,  2002                    35.12774%

9.Transferor Interest as of December 31,  2002                   $  183,376,667.38

10. 2002 Aggregate Collections
     (a)  Principal Receivables                                  $3,275,598,986.10
     (b)  Finance Charge Receivables (inc. net recoveries,       $   78,394,620.34
     (c)  Principal and Finance Charge Receivables               $3,353,993,606.44
     (d)  Late Charges                                           $   10,994,113.67
     (e)  Total Collections                                      $3,364,987,720.11

11. Delinquencies as of December 31, 2002
     (a) 30 days delinquent                                      $    1,873,860.63
     (b) 60 days delinquent                                      $    2,918,307.39
     (c) 90 days delinquent                                      $    1,877,958.43
     (d) 120 + days delinquent                                   $    2,749,850.01
     (e) Total 30 + days delinquent                              $    9,419,976.46

12. 2002 Aggregate Default Amount                                $    1,785,712.16

13. AFCO is Servicer?                                             Yes

14. 2002 Aggregate Allocation and Application of Collections:
  (a) Class A Available Funds                                    $   28,260,214.76
  (b) Class A Optimal Interest                                   $    9,302,810.39
  (c) Class A Monthly Interest                                   $    9,302,810.39
  (d) Class A Deficiency Amount                                                  -

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
  (e) Class A Additional Interest                                          -
  (f) Class A Servicing Fee                                $    2,250,000.00
  (g) Unpaid Class A Servicing from prior periods                          -
  (h) Class A Investor Default Amount                      $      564,552.23
  (i) Class A contribution to Excess Spread                $   16,142,852.14

  (j) Class B Available Funds                              $    1,256,009.54
  (k) Class B Optimal Interest                             $      466,180.45
  (l) Class B Monthly Interest                             $      466,180.45
  (m) Class B Deficiency Amount                                            -
  (n) Class B Additional Interest                                          -
  (o) Class B Servicing Fee                                $      100,000.00
  (p) Unpaid Class B Servicing from prior periods                          -
  (q) Class B contribution to Excess Spread                $      689,829.09

  (r) Collateral Available Funds                           $    1,884,014.32
  (s) Collateral Servicing Fee (if NOT AFCO)                               -
  (t) Collateral Interest contribution to Excess Spread    $    1,884,014.32

  (u) Total Excess Spread                                  $   18,716,695.55
  (v) Class A Required Amount                                              -
  (w) Unreimbursed Class A Investor Charge-Offs                            -
  (x) Class B Required Amount                              $       25,091.21
       (includes Class B Investor Default Amount)
  (y) Unreimbursed Class B Investor Charge-Offs                            -
  (z) Collateral Monthly Interest                          $      802,954.18
  (aa) Coll. Int. Svcg Fee (if AFCO)                       $      150,000.00
  (ab) Collateral Interest Default Amount                  $       37,636.82
  (ac) Unreimbursed Collateral Interest Charge-Offs                        -
  (ad) Reserve Account Funding Date       month                           24
  (ae) Reserve Fund Cap                                                 0.50%
  (af) Required Reserve Account Amount                     $               -
  (ag) Reserve Account Balance                             $               -
  (ah) Payable under the Loan Agreement                    $               -
  (ai) Class A Shortfall Amount                            $               -
  (aj) Class B Shortfall Amount                            $               -

                         AFCO CREDIT CORPORATION, as Servicer

                         By   /s/   C. Leonard O'Connell
                          Name:  C. Leonard O'Connell
Dated: March 21, 2003     Title: Senior Vice President & Chief Financial Officer


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